ADVISORONE FUNDS

INVESTMENT ADVISORY AGREEMENT

APPENDIX A

FUNDS OF THE TRUST

as of December 16, 2008

NAME OF FUND

ANNUAL ADVISORY FEE AS A % OF                AVERAGE NET ASSETS OF THE FUND

Amerigo Fund

1.00%

Clermont Fund

1.00%

Berolina Fund

1.00%

Descartes Fund

1.00%

Liahona Fund

1.00%

Reservoir Fund

0.50%

The parties hereto agree to the terms of this Appendix effective as of the 16th day of December 2008.

ADVISORONE FUNDS

CLS INVESTMENT FIRM, LLC

By:/s/ W. Patick Clarke

                    By: /s/ Todd Clarke

W. Patrick Clarke, President

Todd Clarke, President